UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2011
Crumbs Bake Shop, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35220	27-1215274

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 West 40th Street, Suite 2100, New York, NY	10018

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 221-7105
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Amended and Restated Employment Agreement
On December 21, 2011, Crumbs Bake Shop, Inc. (the “Company”), Crumbs Holdings LLC (“Crumbs”), the Company’s non wholly-owned subsidiary and John D. Ireland entered into an amended and restated employment agreement (the “Amended Employment Agreement”). The Amended Employment Agreement replaces the employment agreement between the Company, Crumbs and John D. Ireland dated May 5, 2011 (the “Original Ireland Employment Agreement”), pursuant to which Mr. Ireland was employed as the Executive Vice-President—Finance and Chief Financial Officer of each of the Company and Crumbs. Pursuant to the Amended Employment Agreement, Mr. Ireland will be employed as Senior Vice President and Chief Financial Officer of the Company and Crumbs, for a term commencing as of November 14, 2011 and ending on December 31, 2013. Mr. Ireland is entitled thereunder to a base salary commencing as of November 14, 2011 of $225,000 per annum. In the event Mr. Ireland’s employment is terminated without “Cause” (as defined therein) he will be entitled to a lump sum payment equal to his base salary for the lesser of 9 months or the number of months remaining in the term.
“Cause” is defined in the Amended Employment Agreement as follows:
(i)	the willful failure, neglect or refusal to perform duties under the agreement, or to follow the lawful instructions of the Chief Executive Officer, which has not been timely cured (if curable) after notice;
(ii)	the commission of any act of fraud or embezzlement against the Company;
(iii)	any breach of any of the material terms of his agreement, if not timely cured (if curable) after notice;
(iv)	the conviction of (or pleading guilty or nolo contendere to) any felony; or
(v)	alcohol or other substance abuse which, in the reasonable discretion of the Chief Executive Officer, materially adversely affects the performance of his duties and responsibilities.
The Amended Employment Agreement provides that Mr. Ireland will not be entitled to indemnification in the event his employment is terminated for his bad faith, willful misconduct or any reason reflected under (ii) or (iv) in the definition of “Cause” set forth above.
The Amended Employment Agreement also includes a provision whereby Mr. Ireland may not, subject to certain exceptions, compete with the business of the Company or Crumbs, during the term of the agreement and for a period of 12 months after the termination of his employment. The Amended Employment Agreement also includes a provision whereby during the term of his employment, and for a 9 month period thereafter, unless expressly waived in advance in writing by the Company’s or Crumbs’ Chief Executive Officer, Mr. Ireland will not solicit, take away, hire, employ or endeavor to employ any person the Company or Crumbs is hiring, employing or endeavoring to employ or who is then employed by, or has within the 90 days immediately prior to the date of Mr. Ireland’s termination been employed by, the Company, Crumbs or any of their respective present or future subsidiaries or controlled affiliates. Notwithstanding this limitation, if during the term of his employment or after the termination of his employment, the Company, Crumbs or any of their respective subsidiaries or controlled affiliates either: (i) terminate an employee from the Company’s or Crumbs’ administrative offices in Preston, Maryland; or (ii) physically relocate an employee from the Company’s or Crumbs’ administrative offices in Preston, Maryland to a location more than 35 miles therefrom, then Mr. Ireland may, directly or indirectly, hire or endeavor to employ any such person free of any restrictions.

Other than as set forth above, the material terms of the Original Employment Agreement remain unchanged.
The above summary of the Amended Employment Agreement is qualified in its entirety by reference to the text of the Amended Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits.
The following exhibits are filed herewith:

Exhibit
Number	Description
10.1*	Amended and Restated Employment Agreement among Crumbs Bake Shop, Inc., Crumbs Holdings LLC and John D. Ireland, dated December 21, 2011.

*	Indicates a management contract or compensatory plan required to be filed as an exhibit.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 21, 2011	CRUMBS BAKE SHOP, INC.
	By:	/s/ John D. Ireland
		Name:	John D. Ireland
		Title:	Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
10.1*	Amended and Restated Employment Agreement among Crumbs Bake Shop, Inc., Crumbs Holdings LLC and John D. Ireland, dated December 21, 2011.

*	Indicates a management contract or compensatory plan required to be filed as an exhibit.

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